EXHIBIT 99.1



3D SYSTEMS



                                  NEWS RELEASE


                                                        FOR IMMEDIATE RELEASE


CONTACT:
Elizabeth Goode, Director Marketing
(661) 295-5600, ext. 2632
goodee@3dsystems.com

Trudy Self, Self & Associates
(818) 880-5437
tmself@aol.com


            3D SYSTEMS REPORTS THIRD QUARTER AND YEAR TO DATE RESULTS
                       RESULTS FROM RESTRUCTURING ON TRACK


     VALENCIA, Calif., October 22, 2002 - 3D Systems Corp. (Nasdaq: TDSC) today announced third quarter 2002 revenue of $28.4 million and a net loss of $1.8 million or $0.14 per fully diluted share compared with year ago revenue of $31.5 million and a net profit of $0.2 million or $0.02 per fully diluted share. Gross margins, across all product lines, increased to 43% compared with 38% in the first half of 2002.

     Included in the third quarter results is a pretax charge of $3.0 million or $0.15 per share (net of taxes) for severance, facility closure and relocation costs related to the restructuring undertaken at the beginning of the third quarter. The company also recorded a tax benefit of $2.2 million or $0.17 per share related to the Vantico settlement recorded in the first quarter of 2002.

     Revenue for the first nine months of 2002 totaled $84.4 million with net income of $0.06 per fully diluted share compared with revenue of $84.5 million and net income of $0.10 per fully diluted share a year ago. Included in the nine month results are a pretax benefit associated with the Vantico arbitration settlement of $18.5 million recorded in Q1 2002 and the impact of combining the results of DTM Corporation for the first nine months of 2002.

     During the quarter, senior bank debt was reduced $5.7 million as a result of a favorable change made under the company's credit facility which eliminated the requirement to maintain minimum cash balances. In addition, the total size of its credit facility was reduced from $32.0 million to $26.3 million during the third quarter.

     "Overall, we have a good business with solid opportunities coming into focus, with our Advanced Digital ManufacturingSM (ADM) solution. Our initiatives, geared toward providing companies the solutions to reduce the costs of production of short run parts, reduce warehouse space and minimize their investments in working capital, continue to make progress. For example, in the first nine months, we have placed 5 systems into Aerospace for end-use parts and 5 systems for use by Formula One and NASCAR companies for wind tunnel testing and functional prototype manufacture and testing," stated Brian K. Service, chief executive officer.

     "We have also made good progress in materials research and development with the announcement of a new series of metal materials for our SLS(R) systems and another series of resins for our SLA(R) systems. These new materials, such as Aluminum, A6 steel, Fire Retardant Nylon and resins that mimic Nylon 6:6, are the critical element needed for ADM solutions to effectively compete with more traditional processes," continued Service.

     "During the third quarter we moved aggressively to reduce expenditures and bring our costs more in line with current revenue levels and projections. These actions were taken with the objective of achieving profitability in the 4th quarter 2002," concluded Service.

     As previously announced, 3D Systems will hold a conference call today to discuss the first quarter results at 9:30 a.m. Eastern Daylight Time (6:30 a.m. Pacific Daylight Time). To access the call, dial 877/613-8341 or 706/679-7620 internationally. A recording of the call will be available for 72 hours beginning one hour after the call ends. To access the recording, dial 800/642-1687 or 706/645-9291 internationally and enter 6159641.

ABOUT 3D SYSTEMS

     Founded in 1986, 3D Systems, the solid imaging companySM, provides solid imaging products and solutions that reduce the time and cost of designing products and facilitate direct and indirect manufacturing. Its systems utilize patented technologies to create physical objects from digital input that can be used in design communication, prototyping, and as functional end-use parts.

     3D Systems currently offers the ThermoJet(R) solid object printer, SLA(R) (stereolithography) systems, SLS(R) (selective laser sintering) systems, and Accura(TM) materials (including photopolymers, metals, nylons, engineering plastics, and thermoplastics).

     3D Systems is the originator of the ADM (Advanced Digital ManufacturingSM) solution for manufacturing applications. ADM is the utilization of 3D Systems solid imaging technologies to accelerate production of smaller volumes of customized/specialized parts. A typical ADM center is expected to contain multiple 3D Systems' SLA, MJM and/or SLS systems dedicated to full-time manufacturing applications.

     Product pricing in the U.S. ranges from $49,995, for the ThermoJet printer, to $799,000 for the high-end SLA 7000 system. 3D Systems' multiple platform product line enables companies to choose the most appropriate systems for applications ranging from the creation of design communication models to prototypes to production parts. More information on the company is available at www.3dsystems.com, or by phoning 888/337-9786, or 661/295-5600 ext. 2882 internationally. An investor packet can be obtained by calling 800/757-1799.

Note to editors: Advanced Digital Manufacturing and the solid imaging company are service marks; si2 is a trademark; and ThermoJet, SLA, SLS, Keltool and the 3D logo are registered trademarks of 3D Systems Inc.

Certain statements in this news release may include forward-looking statements that express the expectation, prediction, belief or projection of 3D Systems. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance and achievement of 3D Systems to be materially and adversely different from any future results, performance or achievement expressed or implied by these forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company's prospects in general include, but are not limited to: the funding of amounts of capital adequate to provide for the working capital needs of the company; actions of competitors and customers; the company's ability to successfully design and produce new products; customer acceptance of new products; the company's ability to enter into successful relationships with new customers to fully exploit its products; the company's ability to successfully implement all elements of its restructuring and cost savings program, and such other factors as are described in the company's filings with the Securities and Exchange Commission. The company does not undertake to update any forward-looking statements.

                                       ###

        Tables follow

                             3D SYSTEMS CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                (UNAUDITED)       (AUDITED)
                                     ASSETS                      9/27/2002       12/31/2001
                                                                ----------       ----------
Current Assets:
    Cash and cash equivalents                                   $   1,032        $   5,948
    Accounts receiveable, less allowances for
      doubtful accounts of $2,224 (2002) $2,710 (2001)             30,120           38,181
    Current portion of lease receivables                              391              498
    Inventories                                                    14,940           17,822
    Deferred tax assets                                             5,764            5,271
    Prepaid expenses and other current assets                       2,878            2,817
                                                                ----------       ----------
      Total Current Assets                                         55,125           70,537

    Property and equipment, net                                    15,785           17,864
    Licenses and patent costs, net                                 13,646           12,314
    Deferred tax assets                                             9,818            6,618
    Lease receivables, less current portion                         1,019            1,750
    Acquired technology, net                                        8,018            9,192
    Goodwill                                                       43,598           44,158
    Other Assets                                                    2,951            3,572
                                                                ----------       ----------
                                                                $ 149,960        $ 166,005
                                                                ==========       ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Line of Credit                                                $   546         $  6,151
    Accounts payable                                               13,216           12,819
    Accrued liabilities                                            10,373           15,681
    Current portion of long-term debt                               4,512            3,135
    Customer deposits                                                 904            1,624
    Deferred revenues                                              12,623           13,697
                                                                ----------       ----------
      Total current liabilities                                    42,174           53,107

    Deferred tax liabilities                                        4,888            4,210
    Other liabilities                                               3,456            3,329
    Long-term debt, less current portion                           13,845           16,240
    Subordinated debt                                              10,000            9,400
                                                                ----------       ----------
                                                                   74,363           86,286
                                                                ----------       ----------
Stockholders'equity:

    Preferred stock, authorized 5,000 shares, none issued
    Common stock, authorized 25,000 shares, issued 12,931
      and outstanding 12,706 (September 2002) and
      issued 13,357 and outstanding 13,132 (December 2001)             13               13
    Capital in excess of par value                                 86,363           93,173
    Notes receivable from officers                                    (59)            (244)
    Retained earnings (loss)                                       (4,515)          (5,263)
    Accumulated other comprehensive loss                           (4,665)          (6,420)
    Treasury stock, at cost, 225 shares (2002 and 2001)            (1,540)          (1,540)
                                                                ----------       ----------
      Total stockholders' equity                                   75,597           79,719
                                                                ----------       ----------
                                                                $ 149,960        $ 166,005
                                                                ==========       ==========

                           3D SYSTEMS CORPORATION
                    Consolidated Statements of Operations
                   (in thousands except per share amounts)
                                 (Unaudited)

                                                    Three Month Periods Ended         Nine Month Periods Ended
                                                     9/27/2002      9/28/2001         9/27/2002       9/28/2001
                                                    ------------   -----------       ------------    -----------
Sales:
    Products                                        $   19,062     $  22,440          $  57,354      $  60,327
    Services                                             9,327         9,104             27,013         24,162
                                                    -----------    ----------         ----------     ----------
      Total sales                                       28,389        31,544             84,367         84,489

Cost of Sales:
    Products                                             9,541        11,745             31,310         29,346
    Services                                             6,701         6,280             19,898         17,509
                                                    -----------    ----------         ----------     ----------
      Total cost of sales                               16,242        18,025             51,208         46,855
                                                    -----------    ----------         ----------     ----------
Gross Profit                                            12,147        13,519             33,159         37,634
                                                    -----------    ----------         ----------     ----------
Operating expenses:
    Selling, general and administrative                 11,129        10,001             35,072         28,001
    Research and development                             3,789         2,791             12,435          7,624
    Severance and other restructuring cost               2,734                            4,350
                                                    -----------    ----------         ----------     ----------
      Total operating expenses                          17,652        12,792             51,857         35,625
                                                    -----------    ----------         ----------     ----------
Income (loss) from operations                           (5,505)          727            (18,698)         2,009

Interest and other income (expense), net                  (629)         (360)            (1,997)           (22)
Gain on arbitration settlement                                                           18,464
                                                    -----------    ----------         ----------     ----------
Income (loss) before provision for                      (6,134)          367             (2,231)         1,987
    income taxes
Provision for (benefit from) income taxes               (4,345)          136             (2,979)           735
                                                    -----------    ----------         ----------     ----------
Net income (loss)                                   $   (1,789)    $     231          $     748      $   1,252
                                                    ===========    ==========         ==========     ==========

Shares used to calculate basic net
    income(loss) per share                              12,675        12,499             12,881         12,396
                                                    ===========    ==========         ==========     ==========
Basic net income (loss) per share                   $    (0.14)    $    0.02          $    0.06      $    0.10
                                                    ===========    ==========         ==========     ==========
Shares used to calculate diluted net
    income (loss) per share                             12,675        13,276             13,441         13,176
                                                    ===========    ==========         ==========     ==========
Diluted net income (loss) per share                 $    (0.14)    $    0.02          $    0.06      $    0.10
                                                    ===========    ==========         ==========     ==========